Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Valhi, Inc. (the “Company”) on Form 10-Q for the nine months ended September 30, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Robert D. Graham, Vice Chairman of the Board, President and Chief Executive Officer, and James W. Brown, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Robert D. Graham	/s/ James W. Brown
Robert D. Graham Vice Chairman of the Board, President and Chief Executive Officer November 8, 2019	James W. Brown Senior Vice President and Chief Financial Officer November 8, 2019

Note:    The certification the registrant furnishes in this exhibit is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Registration Statements or other documents filed with the Securities and Exchange Commission shall not incorporate this exhibit by reference, except as otherwise expressly stated in such filing.